UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2009

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 8, 2009, Thomas M. McGeehan entered into an Executive Employment Agreement with the Registrant, reflecting his promotion as Senior Vice President and Chief Financial Officer. Mr. McGeehan, 52, was appointed UAI's Interim Chief Financial Officer in May 2008, as Vice President in February 2006 and as Corporate Controller in September 2005. He joined Registrant’s predecessor companies in May 2001 as Vice President and Controller from Colonial Penn Insurance Company, a subsidiary of General Electric Financial Assurance, where he worked from 1985 until 2001, ultimately serving as Assistant Vice President Finance / Marketing & Accounting. Mr. McGeehan received a Bachelor's of Business Administration from Temple University; a Master of Business Administration from La Salle University; and a Master of Taxation from Villanova University.

The term of the agreement begins on December 8, 2009 and ends on December 31, 2012 and thereafter is subject to an automatic renewal on a year to year basis in the absence of notice by either party to terminate the agreement. Under the agreement, Mr. McGeehan is to receive an annual base salary of not less than $300,000 and an award of 16,000 restricted Class A shares, vesting in one-fourth equal installments on each anniversary of the date of grant. Mr. McGeehan is eligible for annual incentive awards under programs adopted by the Registrant’s Board. Award opportunities and other terms and conditions of these awards, if any, will be determined by the Registrant’s Board based on the achievement of goals and objectives established for each fiscal year, and shall not be paid until completion of the financial statements relating to the performance period at issue and satisfaction of any other conditions adopted as part of such programs.

Mr. McGeehan’s employment may be terminated at any time by the Company or by Mr. McGeehan upon ninety days written notice. If a termination is for cause, death or disability, Mr. McGeehan shall be entitled to receive all accrued but unpaid base salary, and any vesting of restricted stock and/or options shall cease. If Mr. McGeehan’s employment is terminated without cause, Mr. McGeehan shall receive, conditioned upon his execution of a release in favor of United America Indemnity and its affiliates, severance payments equal to his monthly base salary multiplied by 12 months and continued benefits for 12 months. For 12 months following Mr. McGeehan’s termination for any reason, Mr. McGeehan shall be subject to certain non-compete, non-solicit and confidentiality obligations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

December 10, 2009	By:	/s/ Larry A. Frakes

Name: Larry A. Frakes
Title: Chief Executive Officer and President